UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2007

VIASYS HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200		19428
Conshohocken, Pennsylvania		(Zip Code)
(Address of Principal Executive Offices)

(610) 862-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of VIASYS Healthcare Inc. (the “Company”) approved, subject to ratification by the Company’s Chief Executive Officer, payments under the Company’s Management Incentive Program (the “MIP”) and restricted stock grants to certain executive officers of the Company (other than the Chief Executive Officer) for performance during the 2006 fiscal year.  The Chief Executive Officer ratified such items on March 1, 2007.  In addition, on February 13, 2007, the Board of Directors, upon recommendation of the Committee, approved payments under the MIP and restricted stock grants to the Chief Executive Officer for performance during the 2006 fiscal year.  Certain items of compensation, including such grants, for the Company’s named executive officers (determined as of December 30, 2006) are set forth in the table below:

Name	2007 Base Salary($)	MIP Award($)(1)	Number of Shares of Common Stock Underlying Option Grants(2)	Number of Shares of Common Stock Underlying Restricted Stock Grants(3)
Randy Thurman, Chairman, President & Chief Executive Officer	$735,000	$975,000	71,430	25,000
Arie Cohen, Group President, Respiratory Care	$320,000	$292,480	7,650	10,430
Lori Cross, Executive Vice President and Group President, NeuroCare	$315,000	$111,020	7,650	4,290
Martin P. Galvan, Executive Vice President, Chief Financial Officer and Director Investor Relations	$352,000	$268,416	27,550	7,710
Edward Pulwer, Executive Vice President and Chief Operating Officer	$400,000	$438,720	27,550	15,290

(1)    MIP awards were determined based on payout factors defined by the performance triggers that were previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2006.

(2)    Stock options were granted on February 13, 2007 (the “Grant Date”) pursuant to the VIASYS Healthcare Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”).  The exercise price of the options is $28.77, the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date.

(3)    Restricted stock grants were made pursuant to the Equity Incentive Plan.  The number of shares of Company common stock underlying the grants, were determined based on the individual executive’s performance and overall performance of the Company, each during the 2006 fiscal year.

In addition, on January 17, 2007, the Committee also approved the 2007 performance triggers under the MIP.  The performance triggers define payout factors under the MIP according to meeting and/or exceeding certain objectives of the Company.  The performance triggers approved included earnings per share at the Company level and operating income at the strategic business unit level.  In accordance with the MIP, actual incentive payouts may range from 0% at below minimum performance, 100% (or one times bonus target) at target performance, and 200% (or two times bonus target) at or above maximum performance.  In addition, on January 18, 2007, the Board of Directors approved the 2007 individual performance objectives for the Company’s Chief Executive Officer, who in turn approved 2007 individual performance objectives for each of the other four most highly paid executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

Date: March 5, 2007

By: /s/ Martin P. Galvan
	Name:	Martin P. Galvan
	Title:	Executive Vice President, Chief Financial Officer, Director of Investor Relations